Exhibit 99.2

THE LEADING HOLISTIC HEALTH AND WELLNESS PLATFORM THAT DELIVERS RESULTS 1

DISCLAIMER

This presentation (the "Presentation") contemplates a business combination (the "Transaction") involving Forest Road Acquisition Corp. ("FRX"), Beachbody, LLC ("Beachbody") and MYX Fitness LLC. ("MYX," and, together with Beachbody, the "Target Companies" and, together FRX and Beachbody following the Transaction, "The Beachbody Company").

No Offer or Solicitation
This Presentation is for informational purposes only and is neither an offer to sell or purchase, nor a solicitation of an offer to sell, buy or subscribe for any securities, nor is it a solicitation of any vote in any jurisdiction pursuant to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law.

Forward Looking Statements
Certain statements made in this Presentation are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Presentation, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, [FRX's and the Target Companies' inability to enter into a definitive agreement with respect to the Transaction or to complete the transactions contemplated thereby; matters discovered by the parties as they complete their respective due diligence investigation of the other; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by FRX shareholders; the ability to meet the listing standards of The New York Stock Exchange following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; expectations with respect to future operating and financial performance and growth, including the timing of the completion of the proposed business combination; The Beachbody Company's ability to execute its business plans and strategy; and other risks and uncertainties described from time to time in filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FRX, Beachbody and MYX expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of FRX, Beachbody or MYX with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about FRX, Beachbody and MYX or the date of such information in the case of information from persons other than FRX, Beachbody or MYX, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Presentation. Projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Use of Projections
This Presentation contains financial forecasts. These unaudited financial projections have been provided by the Target Companies' management, and the Target Companies' respective independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the unaudited financial projections for the purpose of their inclusion in this Presentation and, accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These unaudited financial projections should not be relied upon as being necessarily indicative of future results. The inclusion of the unaudited financial projections in this Presentation is not an admission or representation by FRX, Beachbody or MYX that such information is material. The assumptions and estimates underlying the unaudited financial projections are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited financial projections. There can be no assurance that the prospective results are indicative of the future performance of The Beachbody Companies or that actual results will not differ materially from those presented in the unaudited financial projections. Inclusion of the unaudited financial projections in this Presentation should not be regarded as a representation by any person that the results contained in the unaudited financial projections will be achieved.

Industry and Market Data
The information contained herein also includes information provided by third parties, such as market research firms. None of FRX, Beachbody, MYX or their respective affiliates and any third parties that provide information to FRX, Beachbody or MYX, such as market research firms, guarantee the accuracy, completeness, timeliness or availability of any information. None of FRX, Beachbody, MYX or their respective affiliates and any third parties that provide information to FRX, Beachbody or MYX, such as market research firms, are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such content. None of FRX, Beachbody, MYX or their respective affiliates give any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein.

Additional Information and Where to Find It
A full description of the terms of the Transaction will be provided in a proxy statement/prospectus for FRX's shareholders to be filed with the U.S. Securities and Exchange Commission (the "SEC"). FRX urges investors, shareholders and other interested persons to read, when available, the preliminary proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about FRX, Beachbody, MYX and the proposed Transaction. The definitive proxy statement/prospectus will be mailed to shareholders of FRX as of a record date to be established for voting on the proposed Transaction. Shareholders may obtain copies of the proxy statement/prospectus, when available, without charge, at the SEC's website at www.sec.gov or by directing a request to: Forest Road Acquisition Corp. 1177 Avenue of the Americas, 5th Floor, New York, New York 10036.

Participants in Solicitation
FRX, Beachbody, MYX and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of FRX shareholders in connection with the prospective Transaction described herein under the rules of the SEC. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of FRX, Beachbody and MYX in the proxy statement/prospectus relating to the proposed Transaction when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

This Investor Presentation shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

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PRESENTATION SPEAKERS Sue Collyns President and CFO 3 THE BEACHBODY COMPANY Carl Daikeler Co - founder, Chairman and CEO Jon Congdon Co - founder, CEO, Openfit Kevin Mayer Strategic Advisor, FRX Tom Staggs Director, FRX

4 ▪ Clearly in focus on the heels of the pandemic ▪ Consumer (and investor) dollars continue to flow here ▪ Long - tail for sustainable growth THE BEACHBODY COMPANY SITS AT THE CENTER OF THREE MEGA - TRENDS Digital Subscription ▪ High value in monetization of content ▪ Delivering higher engagement and subscriber growth ▪ Recurring revenue with ability to scale globally Connected Fitness ▪ Benefits from structural shift of consumer spending more time at home ▪ Integrated hardware and content ▪ Passionate/loyal community THE BEACHBODY COMPANY Growth Consumer Health and Wellness

SCALED, PROFITABLE AT - HOME FITNESS AND NUTRITION MARKET LEADER WITH HOLISTIC SOLUTION COMPELLING MACRO TAILWINDS FOR AT - HOME FITNESS INDUSTRY, PARTICULARLY POST - COVID SUBSTANTIAL REVENUE AND EBITDA GENERATION SEASONED MANAGEMENT TEAM WITH OVER 22 YEARS OF EXPERIENCE TOGETHER SIGNIFICANT NEAR - TERM GROWTH OPPORTUNITIES FROM CUSTOMER ACQUISITION, INTERNATIONAL EXPANSION, AND OPPORTUNISTIC M&A 5 THE BEACHBODY COMPANY COMPETITIVE ADVANTAGE

6 Help people achieve their goals and enjoy a healthy fulfilling life. THE BEACHBODY COMPANY MISSION

THE HEALTH, WELLNESS, AND FITNESS INDUSTRY IS UNDERGOING A FUNDAMENTAL TRANSITION

BEACHBODY WILL CONTINUE TO **CAPTURE BILLIONS OF DOLLARS IN VALUE**

Beachbody has been consistently expanding its market share in the **$1.5 trillion health and wellness industry**[1]

72% of Americans are overweight or obese[2]

$10 billion of annual consumer spending is expected to leave the gym sector as customers shift to at-home options[3]

THE BEACHBODY COMPANY™

Digital at-home fitness spend has surged 30-40% post-COVID[4]

87% of people who feel comfortable returning to the gym **will keep at-home workouts as a part of their fitness routine**[5]

The online fitness market is expected to grow from $6B in 2019 to $59B by 2027, representing a 33% CAGR[6]



1. Global Wellness Institute. Includes Physical Activity and Healthy Eating/Weight Loss.
2. CDC: Center for Disease Control and Prevention.
3. Harrison Co. Proprietary Research.
4. LEK Consulting Study.
5. Wakefield Research.
6. Allied Market Research: Online/Virtual Fitness Market.

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THE HOLISTIC BEACHBODY APPROACH DRIVES CUSTOMER RESULTS, WHICH DRIVES OVER $1BILLION IN REVENUE 1 Community Digital Subscriptions Connected Fitness Nutrition Products 1. 2021E Forecast. 8

THE TOTAL HEALTH & WELLNESS SOLUTION DIGITAL SUBSCRIPTION, NUTRITION, AND CONNECTED FITNESS PLATFORMS APPEAL TO BROAD MARKET SEGMENTS AND ALL MODALITIES 9

10 DIGITAL SUBSCRIPTIONS

KEY METRICS As of 12/31/20. 89% GROSS MARGIN ON DIGITAL SUBSCRIPTIONS 0% 5% 10% 15% 20% 25% 30% 35% 2015 2016 2017 2018 2019 2020 32% 0.0M 0.5M 1.0M 1.5M 2.0M 2.5M 3.0M 2015 2015 2016 2017 2018 2019 2020 2.6M 2.6M PAID DIGITAL SUBSCRIPTIONS MARCH LAUNCH AS OF DEC YEAR END $450M+ REVENUE 2021E 180,000,000 STREAMED VIEWS 96% DIGITAL SUBSCRIPTION RETENTION MOM 11 ENGAGEMENT (DAU/MAU) 12 WORKOUTS PER SUBSCRIBER PER MONTH DIGITAL SUBSCRIPTIONS $99 ANNUAL SUBSCRIPTION

12 OUR CATALOG OF PREMIUM ON - DEMAND CONTENT IS UNMATCHED IN THE INDUSTRY Ideation Development Marketing Merchandising Data & Analytics

31.5 21.9 15.6 13.5 11.9 10.8 9.1 7.8 7.8 5.7 5.6 5.0 3.0 2.4 2.2 13 ¹ Workout Views as of December 31, 2020 * Includes all views per franchise LEADER IN FITNESS CONTENT PAST, PRESENT, AND FUTURE TREMENDOUS ASSET VALUE IN BEACHBODY LIBRARY DUE TO EVERGREEN NATURE OF PROGRAMS 2016 - 2018 2011 - 2015 Before 2010 Year of Release: 2019 2020 2020 Workout Views by Program (in millions) ¹ * * * * * *

14 SOCIAL COMMERCE MACRO - INFLUENCERS 400K+ Beachbody Coaches Micro - influencers drive sales across their social networks 125M+ Reach of Social Influencers Drive sales at a macro level to a broad customer base BODgroups Fitness and Nutrition Social Commerce Platform Creates a peer - to - peer marketplace INDIVIDUAL CUSTOMERS 2.6M Digital Subscribers Drive sales through word - of - mouth marketing and real results COMMUNITY OF PASSIONATE FITNESS ENTHUSIASTS HELPS DRIVE THE FLYWHEEL

Celebrity and fitness influencer model to drive higher volume of new subscriptions Live and on - demand content starring fitness celebrities and influencers to drive engagement OPENFIT IS BUILT ON BEACHBODY’S CORE COMPETENCIES Obi Vincent 930K Followers Andrea Rogers 103K Followers Shay Mitchell 32M Followers Sophia Rose 515K Followers Arnold Schwarzenegger 21M Followers LeBron James 73M Followers Valeriu Gutu 856K Followers Lita Lewis 534K Followers TO ATTRACT NEW MASS - MARKET AUDIENCES 15 15

16 LIVE CLASSES OVERSEEN BY CERTIFIED TRAINERS Users can turn their camera on, allowing trainers to give feedback on form and encouragement, just like an in - person studio fitness class 400+ LIVE classes per week in Xtend Barre, strength training, Pilates, weights, kickboxing, yoga, stretching, and walking/running Highest - rated classes saved for on - demand accessibility LIVE Running and Walking LIVE chat & photos LIVE classes FOR EVERYONE IN ALL TYPES OF WORKOUTS ON OPENFIT Trainer Trainer

17 CONNECTED FITNESS

18 Holistic on/off - bike fitness solution Lower cost than competitors ($1,299) $29 / month subscription 360 - degree swivel - screen tablet Heart - rate - based training approach Commercial - grade equipment Leverages Beachbody’s distribution, marketing experience, and content creation capabilities AN EXCITING CONNECTED FITNESS EXPERIENCE FOR A WIDER AUDIENCE

MYX FITNESS AT A GLANCE 19 27,000+ BIKES SOLD 15 WORKOUTS PER ACTIVE SUBSCRIBER PER MONTH SUBSCRIPTION MARGINS 2021E $100M REVENUE 2021E $29 PER MONTH SUBSCRIPTION COST 89 % RETENTION MOM 98% Rounded numbers as of 12/31/20. “Must - have fitness gear for 2020.” “If you’re an elite spin class assassin looking to climb to the top of your competitive pool, Peloton is still king and they’re going to make you pay for it. For the 80% or more out there that just want a good workout, some extra guidance, and the convenience of occasional spin classes from the comfort of your own home, the MYX Fitness Bike is half the price of the Peloton for way more than half the bike and experience quality. Save some bucks, and ride with MYX." “Best Peloton alternative, period.” “Best exercise bike.” “The Myx Plus feels like the next level of home gym setups. Instead of banging out five sets of 10 reps with some rusty weights on a cracked leather bench in your garage, you can get the feel of one - on - one personal training with top - tier equipment in your spare bedroom,.”

20 HOLISTIC AT - HOME FITNESS EXPERIENCE POINTS OF DIFFERENTIATION MYX subscribers get access to a wide array of workouts that are personalized based on a subscriber’s heart rate data and preferences SCIENCE - BASED HEART RATE COACHING MYX personalizes each subscriber’s training program and trainer journey using a proprietary recommendation engine PROPRIETARY RECOMMENDATION ENGINE On - and off - bike workouts coupled with MYX Plus accessories and swivel tablet provide a holistic 1:1 training programs for MYX subscribers HOLISTIC 1:1 TRAINING APPROACH Added leverage from Beachbody’s three production studios and 22 - year track record of creating fitness content BEST - IN - CLASS CONTENT CREATION CAPABILITIES

21 MYX WILL BE THE GROWTH ENGINE Connected Fitness Device Sales – 300K+ Digital Subscribers – 600K Revenue - $700M FULLY INTEGRATED PLATFORM LEVERAGING THE POWER OF OPENFIT AND BEACHBODY FORECASTED STEADY - STATE PROJECTIONS (2024) MYX POWERED BY OPENFIT MYX POWERED BY BEACHBODY BEHIND OUR CONNECTED FITNESS OFFERING

22 NUTRITION PRODUCTS

DIGITAL SUBSCRIPTIONS CREATE MARKETING OPPORTUNITIES FOR NUTRITION SUBSCRIPTIONS THAT ACCELERATE REVENUE $450M $560M 1 Full year forecast for 2021E. 2021E REVENUE 1 2021E REVENUE 1 3.7M DIGITAL SUBSCRIPTIONS 1 2021E 430K NUTRITION SUBSCRIPTIONS AND OTHER SALES 1 2021E 23

DIVERSE PORTFOLIO OF BRANDED NUTRITION PRODUCTS FITNESS CONTENT IS THE LEVERAGE TO CROSS - SELL NUTRITION PRODUCTS 24 OTHER NUTRITIONAL AND ACCESSORIES PRE - AND POST - WORKOUT SNACK BARS WHEY AND PLANT PROTEIN PLANT PROTEIN SUPERFOOD GREENS PRE - WORKOUT HYDRATION WHEY PROTEIN

GROWTH AND INVESTMENT OPPORTUNITIES 25

THE LEADERSHIP TEAM Sue Collyns President and CFO Michael Neimand President, Beachbody Robert Gifford President and COO Sunil Kaki EVP, Growth and Acquisition Marketing, Beachbody and Openfit Selina Tobaccowala Chief Digital Officer, Openfit 26 THE BEACHBODY COMPANY Irfan Ranmal EVP, Data, Analytics, and Consumer Insights Carl Daikeler Co - founder, Chairman and CEO Jon Congdon Co - founder, CEO, Openfit Herbie Calves President, MYX Fitness Bryan Muehlberger Chief Information Officer

SIGNIFICANT OPPORTUNITIES TO ACCELERATE GROWTH 27 Increased investment in customer acquisition while maintaining historical return profile Accelerating international expansion Tech and supply chain improvements, enabling more rapid development of nutrition products Market and product expansion through opportunistic M&A Founder - led business focused on cohort level profitability Dominating U.S. market with a holistic health and fitness solution Premium nutrition products using the highest quality ingredients with proven efficacy Proven experience executing and integrating bolt - on acquisitions (Gixo, Ladder, and MYX) WHERE WE ARE GOING WHERE WE ARE

FINANCIAL OVERVIEW 28

THE BEACHBODY COMPANY GROUP. CONFIDENTIAL AND PROPRIETARY. THIS INFORMATION MAY NOT BE DISCLOSED OR REPRODUCED. REVENUE (2018A – 2025E) COMMENTARY THE BEACHBODY COMPANY HISTORICAL AND PROJECTED FINANCIALS ($ in millions) 29 $581 $503 $526 $560 $634 $783 $992 $1,261 $209 $253 $326 $456 $649 $879 $1,144 $1,452 $28 $97 $195 $296 $494 $581 $790 $756 $880 $1,112 $1,479 $1,958 $2,631 $3,294 2018A 2019A 2020E 2021E 2022E 2023E 2024E 2025E REVENUE GROWTH % (4.4%) 16.4% 26.4% 33.0% 32.4% 34.4% 25.2% DIGITAL SUBSCRIBERS 1 1.5M 1.7M 2.6M 3.7M 5.2M 6.8M 8.8M 10.9M CONNECTED DEVICES SOLD - - 27K 73K 136K 203K 338K 398K Connected Fitness Digital Subscriptions Nutritional Products ¹Includes subscribers for Beachbody, Openfit, and MYX. Numbers are presented on a pro forma basis. | Increased investment in customer acquisition, both domestically and internationally, forecasted to help accelerate digital subscriber growth over the projection period | Bundling of nutritional products, integration of Ladder, and faster ability to develop new products forecasted to increase customer lifetime revenue and drive incremental nutrition subscriptions | International expansion of Openfit and MYX not included in forecast ‘20E – ‘25E CAGR: 83.7% 34.8% 19.1%

THE BEACHBODY COMPANY GROUP. CONFIDENTIAL AND PROPRIETARY. THIS INFORMATION MAY NOT BE DISCLOSED OR REPRODUCED. ADJUSTED EBITDA (2018A – 2025E) COMMENTARY ($ in millions) 30 $68 $78 $32 ($30) $66 $181 $348 $532 2018A 2019A 2020E 2021E 2022E 2023E 2024E 2025E Adj. EBITDA % of Revenue 8.6% 10.3% 3.6% NM 4.5% 9.2% 13.2% 16.2% TOTAL MARKETING SPEND $69 $54 $97 $156 $186 $248 $305 $365 | Beachbody core business generates significant cash flow with highly profitable unit economics | Media investment is variable and will be used to drive incremental subscriber growth and increase ROI on marketing dollars | Capital raised from SPAC transaction will allow the Company to flex overall marketing spending based on market conditions | Initial investment in customer acquisition expected to generate significant returns across all three platforms by 2022 once MYX is fully integrated ¹Adjusted EBITDA calculated by adding back amortization of content assets, stock - based compensation, D&A, non - recurring/transaction fees, income taxes/benefit and net interest expense to Net Income. THE BEACHBODY COMPANY HISTORICAL AND PROJECTED FINANCIALS

THE BEACHBODY COMPANY GROUP. CONFIDENTIAL AND PROPRIETARY. THIS INFORMATION MAY NOT BE DISCLOSED OR REPRODUCED. TRANSACTION SUMMARY PRO FORMA CAPITALIZATION AND OWNERSHIP FRX TRANSACTION DETAILS 31 1 Shares and ownership based on fully diluted shares outstanding using the treasury stock method. 2 Dual class common share structure to be implemented at closing, with certain persons receiving high vote common shares with 10:1 voting power. Excludes impact of 15.3 million public and private placement warrants struck at $11.50. Also excludes impact of 3.8 million unvested founder shares; which vest ratably at $12.00, $13.00, $14.00, $15.00 and $16.00 per share. ($ in millions) ($ and shares in millions; other than per share value) SOURCES FRX cash in trust $300 PIPE investment $225 Total $525 USES Cash to balance sheet $424 Secondary proceeds $38 Estimated fees and expenses $63 Total $525 ▪ Beachbody to merge with Forest Road (“FRX”) at a pro forma enterprise value of $2.9 billion (2.0x ’22E revenue) ▪ Founders and selling shareholders to maintain over 80% pro forma ownership ▪ 50% of FRX Founder Shares (3.8 million) to vest ratably at $12.00, $13.00, $14.00, $15.00 and $16.00 per share PRO FORMA VALUATION Pro forma shares outstanding 1 342.5 Illustrative share price $10.00 Pro forma equity value $3,425 Pro forma cash on balance sheet ($491) Pro forma enterprise value $2,934 Pro forma EV / ’22E revenue ($1.5 billion) 2.0x PRO FORMA OWNERSHIP 2 Carl Daikeler 41.1% Jonathan Congdon 6.6% Other owners 35.8% FRX Public Shares 8.8% PIPE Shares 6.6% FRX Founder Shares 1.1% Existing shareholders to hold ~84% of the pro forma business – led by founders with ~48% ownership

32 ▪ Clearly in focus on the heels of the pandemic ▪ Consumer (and investor) dollars continue to flow here ▪ Long - tail for sustainable growth THE BEACHBODY COMPANY SITS AT THE CENTER OF THREE MEGA - TRENDS Digital Subscription ▪ High value in monetization of content ▪ Delivering higher engagement and subscriber growth ▪ Recurring revenue with ability to scale globally Connected Fitness ▪ Benefits from structural shift of consumer spending more time at home ▪ Integrated hardware and content ▪ Passionate/loyal community THE BEACHBODY COMPANY Growth Consumer Health and Wellness

33 Operational Benchmarking Connected fitness Source: FactSet as of 01/08/2021. Revenue CAGR CY 2021 - 2023 Adj. EBITDA margin % CY 2022 Adj. EBITDA margin % CY 2021 33% 21% 18% 14% 29% 43% 27% 21% 8% 6% Gross profit margin % CY 2022 Gross profit margin % CY 2021 Digital subscription Growth consumer health and wellness Avg: 18% Avg: 21% 68% 26% 40% 33% 44% 63% 46% 27% 34% 41% Avg: 33% Avg: 42% 4% NA 21% 20% 11% 43% 16% 3% 20% 20% Avg: 14% Avg: 20% 68% 25% 39% 30% 67% 45% 26% 34% 41% NA NA 20% 15% 30% 15% 2% 20% 19% 42% 9%

34 Valuation Benchmarking Connected fitness Source: FactSet as of 01/08/2021. Beachbody multiples implied based on $2,934M EV. EV / CY 2022 Revenue 2.0x 7.9x 5.7x 3.7x 7.9x 14.6x 12.2x 3.8x 3.5x 3.3x Avg: 5.7x Avg: 7.5x 44.4x 37.5x NM 18.4x NM NM 28.5x NM 18.2x 16.8x Avg: 28.0x Avg: 21.2x 2.6 x 9.3 x 6.9x 4.4x 18.7x 20.3x 4.6x 3.8x 3.6x NM 47.1x NM 28.5x NM NM NM 19.6x 18.6x EV / CY 2021 Revenue EV / CY 2022 Adj. EBITDA EV / CY 2021 Adj. EBITDA 10.4x NM Growth consumer health and wellness Digital subscription

THE LEADING HOLISTIC HEALTH AND WELLNESS PLATFORM THAT DELIVERS RESULTS 35